UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 16, 2021, Stephen K. Latreille resigned as the principal accounting officer of Ingredion Incorporated (the “Company”), effective as of that date. Mr. Latreille had previously resigned from his role as the Company’s Vice President and Corporate Controller, effective March 8, 2021, in order to accept the position as the Company’s Vice President, Finance – North America.

(c) On March 16, 2021, the Company’s Board of Directors appointed James D. Gray, the Company’s Executive Vice President and Chief Financial Officer, to succeed Mr. Latreille as the Company’s principal accounting officer, effective as of that date. Mr. Gray will serve as principal accounting officer until Mr. Latreille’s successor as Vice President and Corporate Controller is identified and starts employment with the Company.

Information about Mr. Gray’s business experience and compensatory arrangements is set forth in the Company’s Annual Report in Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on February 24, 2021 and in the Company’s definitive proxy statement on Schedule 14A for its 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on April 8, 2020, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2021	Ingredion Incorporated

	By:	/s/ Janet M. Bawcom
Janet M. Bawcom Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer